EXHIBIT 10.5


                       FIRST AMENDMENT TO RIGHTS AGREEMENT

         This FIRST AMENDMENT TO RIGHTS AGREEMENT, dated as of October 9, 1997 (this "Agreement"), by and between ANGEION CORPORATION, a Minnesota corporation (the "Company"), and NORWEST BANK MINNESOTA, N.A., a national banking association, as Rights Agent ("Rights Agent").

         WHEREAS, on April 8, 1996, the Board of Directors of the Company (the "Board") authorized the issuance of Rights to purchase, on the terms and subject to the provisions of that certain Rights Agreement dated April 8, 1996 between the parties hereto (the "Rights Agreement"; all terms not defined herein shall have the meanings set forth in the Rights Agreement), one one-thousandth of a Preferred Share of the Company;

         WHEREAS, the Board authorized and declared a dividend distribution of:
(a) one Right for each Common Share of the Company outstanding at the close of business on the Record Date and (b) one Right for each Common Share into which Series A Preferred Shares outstanding on the Record Date are convertible;

         WHEREAS, the Company has entered into that certain Investment and Master Strategic Relationship Agreement between the Company and Synthelabo, a societe anonyme, dated as of October ___, 1997, pursuant to which the Company has agreed to amend certain provisions of the Rights Agreement; and

         WHEREAS, pursuant to Section 27 of the Rights Agreement, at least a majority of the Continuing Directors has approved the amendment of certain provisions of the Rights Agreement.

         NOW, THEREFORE, in consideration of these premises, the mutual agreements set forth, and other good and valuable consideration, the sufficiency of which is hereby acknowledged by each party, the Rights Agreement is hereby amended as follows:

         1. Section 1(a) is hereby amended by deleting Section 1(a) in its entirety and substituting the following therefor:

                  "(a) "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the Common Shares then outstanding (the "Acquiring Person Trigger Amount") (other than as a result of a Permitted Offer (as hereinafter defined)), but shall not include the Company, any Subsidiary of the Company, or any employee benefit plan of the Company or of any Subsidiary of the Company or any Person organized, appointed or established by the Company for or pursuant to the terms of any such plan. Notwithstanding the foregoing, no Person shall become an "Acquiring Person": (i) as the result of an acquisition of Common Shares by the Company which, by reducing the number of Common Shares outstanding, increases the proportionate number of Common Shares beneficially owned by such Person to the Acquiring Person Trigger Amount; provided, however, that if a Person shall become the Beneficial Owner of the

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Acquiring Person Trigger Amount by reason of Common Share purchases by the
Company and shall thereafter become the Beneficial Owner of any additional Common Shares, other than pursuant to the receipt of stock dividends or stock splits on a pro rata basis on Common Shares already beneficially owned by such Person, then such Person shall be deemed to be an "Acquiring Person" or (ii) who is a Person who is the Beneficial Owner of the Acquiring Person Trigger Amount but who acquired Beneficial Ownership of Common Shares without any plan or intention to seek or affect control of the Company, if such Person promptly enters into an irrevocable commitment promptly to divest, and thereafter promptly divests (without exercising or retaining any power, including voting, with respect to such shares), sufficient shares of Common Shares (or securities convertible into, exchangeable into or exercisable for Common Shares) so that such Person ceases to be the Beneficial Owner of the Acquiring Person Trigger Amount or (iii) who Beneficially Owns Common Shares consisting solely of one or more of (A) Common Shares Beneficially Owned pursuant to the grant for exercise of an option granted to such Person by the Company in connection with an agreement to merge with, or acquire, the Company entered into prior to a Section 11(a)(ii) Trigger Date, (B) shares of Common Stock (or securities convertible into, exchangeable into or exercisable for Common Shares), beneficially Owned by such Person or its Affiliates or Associates at the time of grant of such option or (C) shares of Common Shares (or securities convertible into, exchangeable into or exercisable for Common Shares) acquired by Affiliates or Associates of such Person after the time of such grant which, in the aggregate, amount to less than 1% of the outstanding shares of Common Stock. For purposes of the definition of "Acquiring Person", the Acquiring Person Trigger Amount for Synthelabo, a societe anonyme ("Synthelabo"), ELA Medical, Inc., a Delaware corporation ("ELA USA") and ELA Medical, S.A., a societe anonyme ("ELA France"; Synthelabo, ELA USA and ELA France, collectively the "Synthelabo Group") shall be 20% or more of the Common Shares then outstanding (the "Synthelabo Trigger Amount") which shall be applicable if any member of the Synthelabo Group has, or, together with any Affiliates and Associates of such member, shall be the Beneficial Owner of, such Synthelabo Trigger Amount.

         2. Section 1(d) is hereby amended by deleting Section 1(d) in its entirety and substituting the following therefor:

                  "(d) "Adverse Person" shall mean any Person determined to be an Adverse Person pursuant to the criteria set forth in Section 11(a)(ii)(B); provided however, notwithstanding anything to the contrary, no member of the Synthelabo Group shall be deemed an "Adverse Person" hereunder."

         3. Subpart (ii) of the first sentence of Section 3(a) is hereby amended by deleting such subpart in its entirety and substituting the following therefor:

                  "(ii) the close of business on the tenth Business Day (or such later date as may be determined by the Board, acting by a majority of the Continuing Directors, prior to such time as any Person has become an Acquiring Person) after the date that a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit

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plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan) is first published or sent or given within the meaning of the Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act (or any comparable or successor rule) (and if such provisions are not applicable, such offer is published, sent or given in substantially the same manner as if such provisions were applicable), if upon consummation thereof, such Person would be the Beneficial Owner of the Acquiring Person Trigger Amount; provided, however, if such an offer is made by a member of the Synthelabo Group (a "Synthelabo Offer"), which, upon consummation thereof, would result in any member of the Synthelabo Group having or, together with any Affiliates and Associates of such member, becoming the Beneficial Owner of, less than the Synthelabo Trigger Amount, then such Synthelabo Offer shall not be considered to be a Distribution Date (as defined below), but if the consummation of such Synthelabo Offer would result in any member of the Synthelabo Group having, or, together with any Affiliates and associates of such member, becoming the Beneficial Owner of, the Synthelabo Trigger Amount, then such Synthelabo Offer shall be considered a Distribution Date, or"

         4. Except as expressly amended hereby, the Rights Agreement shall remain in full force and effect.

         5. This Agreement shall be deemed a contract made under the laws of the State of Minnesota and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts made and to be performed entirely within such state.

         6. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

                                         ANGEION CORPORATION



                                         By: /s/ Whitney A. McFarlin
                                             -------------------------------
                                         Name: Whitney A. McFarlin
                                               -----------------------------
                                         Its: Chairman/CEO
                                              ------------------------------


                                         NORWEST BANK MINNESOTA, N.A.



                                         By: /s/ Lisa Dornberg
                                             -------------------------------
                                         Name: Lisa Dornberg
                                               -----------------------------
                                         Its: Norwest Bank MN N.A. Officer
                                              ------------------------------

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                               ANGEION CORPORATION

                              OFFICER'S CERTIFICATE

         The undersigned, Whitney A. McFarlin, the Chief Executive Officer of Angeion Corporation (the "Company") hereby certifies that the attached proposed First Amendment (the "First Amendment") to the Rights Agreement (the "Rights Agreement") dated April 8, 1996 between the Company and Norwest Bank Minnesota, N.A. (the "Rights Agent") complies with the terms of Section 27 of the Rights Agreement. The Rights Agent is hereby directed to execute and deliver the First Amendment.

         Dated the 9th day of October, 1997.

                                               /s/ Whitney A. McFarlin
                                               ------------------------------
                                               Whitney A. McFarlin